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                           CERTIFICATE OF FORMATION

                                      OF

                    THE IMPERIAL HOME DECOR GROUP (US) LLC

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         THIS CERTIFICATE OF FORMATION of The Imperial Home Decor Group (US)
LLC (the "Company") has been duly executed and is being filed by or on behalf of authorized persons to form a limited liability company under the Delaware Limited Liability Company Act, as amended from time to time (the "Act").

         1. Name. The name of the limited liability company formed hereby is The Imperial Home Decor Group (US) LLC.

         2. Registered Office. The addressed of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         3. Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 27th day of February, 1998.

                                 By: /s/ Hilda Blair Gilfillan
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                                         Hilda Blair Gilfillan
                                         Authorized Person